Exhibit 99.1

Company Contact:
Richard Stern, President & CEO
856-414-9100

Investor Contact:
Porter, LeVay & Rose, Inc.
Linda Decker, Vice President
212-564-4700

ACCESS TO MONEY, INC. REPORTS SECOND QUARTER 2010 FINANCIAL RESULTS

– Achieves 11th Straight Quarter of Positive EBITDA –

– Conference Call to be held August 13, 2010 at 11:00 a.m. EDT –

CHERRY HILL, NJ, August 12, 2010 – Access to Money, Inc. (OTC BB: AEMI), one of the largest providers and non-bank operators of ATMs in the United States, reports its financial results for the second quarter ended June 30, 2010.

Highlights for the Second Quarter 2010:

•	Net sales for second quarter 2010 were $7.1 million compared with $7.3 million in the second quarter of 2009

•	Operating income for second quarter 2010 was $877,000 compared with $872,000 in the second quarter of 2009

•
Net income for the second quarter 2010 was $2.0 million, or $0.09 per basic share, and included a non-cash gain on warrant value of $2.5 million.  Excluding the non-cash gain on warrant value, net loss for the second quarter 2010 would have been $434,000 or ($0.02) per basic share.  Net loss for the second quarter of 2009 was $3.2 million or ($0.15) per basic share and included a non-cash loss on warrant value of $2.9 million.  Excluding the non-cash loss on warrant value, net loss for the second quarter 2009 would have been $359,000 or ($0.02) per basic share

•	Adjusted EBITDA was $1.4 million compared with $1.4 million in the second quarter 2009

•	Transaction-based sales were $21.1 million for the quarter compared with $21.8 million in the second quarter of 2009

•	Average gross sale per withdrawal transaction was $2.46 for the quarter compared with $2.43 a year ago

•	Average commission per withdrawal transaction for the first quarter was $1.74 compared with $1.76 in the year-ago quarter

•	Average net sale per withdrawal was $0.72 compared to $0.67 a year ago

•	Average number of transacting machines at the end of the quarter was 11,014 compared with an average of 10,983 as of March 31, 2010, and an average of 11,330 for the second quarter of 2009

Highlights for the Six Months 2010:

•	Net sales for six months 2010 were $14.7 million compared with $14.6 million in the six months of 2009

•	Operating income for six months 2010 was $1.6 million compared with $1.7 million in the six months of 2009

•
Net income for the six months 2010 was $1.3 million, or $0.06 per basic share, and included a non-cash gain on warrant value of $2.3 million.  Excluding the non-cash gain on warrant value, net loss for the six months 2010 would have been $1.0 million or ($0.05) per basic share.  Net loss for the six months of 2009 was $3.8 million or ($0.18) per basic share and included a non-cash loss on warrant value of $3.0 million.  Excluding the non-cash gain on warrant value, net loss for the six months 2009 would have been $834,000 or ($0.04) per basic share

•	Adjusted EBITDA was $2.7 million compared with $2.7 million for the six months 2009.

•	Transaction-based sales were $41.2 million for the six months compared with $42.6 million in the corresponding period in 2009

•	Average gross sale per withdrawal transaction was $2.46 for the six months compared with $2.41 for the year-ago six-month period

•	Average commission per withdrawal transaction for the six-month period was $1.76 compared with $1.74 during last year’s comparable period.

•	Average net sale per withdrawal was $0.70 compared to $0.67 a year ago

•	Average number of transacting machines for the six months 2010 was 10,999 compared with 11,378 in the year-ago six -month period

Richard Stern, President and CEO of Access to Money said, "We continue to post consistent results from our operations.  What is especially encouraging are the results from our Select-A-Branch program.  ATMs equipped with the Select-A-Branch technology consistently demonstrate substantial increases in ATM transactions, and have also resulted in increased foot traffic for participating vendors.  In our most recent placement of 60 Select-A-Branch machines, we saw a 25% increase in transactions in the first two months of deployment.  Based on these demonstrable financial returns, we will continue to actively promote and sell this surcharge-free program to existing and new customers.  We also continue to deploy ATMs at Dunkin’ Donuts franchisees, and have sold or placed approximately 150 ATMs since the inception of this program.  Because the program has been successful for the franchisees, their customers and our Company, we look forward to expanding the number of participating shops in this program.  I am encouraged by the success of these programs in that we have increased the total average number of transacting ATMs this quarter to 11,014, from 10,983 in the first quarter of the year, despite the fact that we removed a substantial number of ATMs from a former customer."

"In addition, we continue to make measured progress in providing an outsourced Private Student Loan origination solution for our financial institution customers.  We have taken in approximately 2000 applications and have approved approximately 200 loans.  The application rate for this lending season is significantly ahead of last year’s pace and we expect this trend to continue as we gain further traction in the space."

Mr. Stern concluded, "We have had continued discussions with our current lenders and potential replacement lenders with the expectation that we will refinance and extend our existing debt on more favorable economic terms.  We hope to be able to announce a definitive transaction in this regard shortly.  We will continue to concentrate on strengthening our operations, and identifying complementary business opportunities and partners, in an effort to position the Company for continued growth and profitability with a view to increasing Adjusted EBITDA in future periods."

Use of Non-GAAP Measures
This earnings release includes financial information in accordance with U.S. generally accepted accounting principles ("GAAP"), as well as non-GAAP financial measures for the three- and six-month periods ended June 30, 2010 and 2009.

To supplement its condensed consolidated financial statements presented in accordance with GAAP, the Company uses the following non-GAAP financial measures:  non-GAAP net income/(loss), non-GAAP net income/(loss) per basic and diluted shares, and Adjusted EBITDA.  The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.  In addition, the non-GAAP financial measures included in this press release may be different from, and, therefore, not comparable to, similar measures used by other companies.  The Company’s non-GAAP measures of net income/(loss) and net income/(loss) per basic and diluted share used in this release adjust for the change in warrant valuation.  Its non-GAAP measure of Adjusted EBITDA removes the impact of its debt related interest expense, fair value adjustments of warrants, amortization and depreciation, share-based compensation expenses, and taxes from its net income/(loss).

Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance by excluding certain expenses and expenditures that may not be indicative of its core business operating results.  It believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance when planning, forecasting and analyzing future periods.  These non-GAAP financial measures also facilitate management’s internal comparisons to its historical performance and its competitors’ operating results.  Management believes that these non-GAAP measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

The tables below present a reconciliation of Adjusted EBITDA to GAAP net income/(loss), non-GAAP net income/(loss) and non-GAAP net income/(loss) per basic and diluted share, to GAAP net income/(loss) and GAAP net income/(loss) per basic and diluted share, the most directly comparable GAAP measures, for the three- and six-month periods ended June 30, 2010 and 2009.

Conference Call Information
Management of Access to Money will host a conference call on August 13, 2010 at 11:00 a.m. EDT.  Those who wish to participate in the conference call may telephone 877-407-8037 from the U.S.; international callers may telephone 201-689-8037, approximately 15 minutes before the call.  A digital replay will be available by telephone approximately two hours after the call’s completion for two weeks, and may be accessed by dialing 877-660-6853 from the U.S. or
201-612-7415 for international callers, Acct# 368; Replay ID# 354771.

About Access to Money, Inc.
Access to Money, Inc. is one of the largest providers and non-bank operators of ATMs in the United States.  With approximately 12,000 terminals under contract, its customers range from national specialty stores, retailers and credit unions to individual convenience stores, and are located throughout all 50 states.  Access to Money also provides student loan outsourcing services to university credit unions throughout the United States.

FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act").  All statements other than statements of historical facts included herein, including without limitation, statements regarding our future financial position, business strategy, budgets, projected sales, projected costs and plans and objective of management for future operations, are forward-looking statements.  In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expects," "intends," "plans," "projects," "estimates," "anticipates," or "believes" or the negative thereof or any variation there on or similar terminology or expressions.  These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from results proposed in such statements.  Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct.  Important factors that could cause actual results to differ materially from our expectations include, but are not limited to: a decline in ATM transaction volume or fees, changes in technology standards, regulatory changes, increases in interest rates, the inability to obtain cash for our ATMs, reduction in the number of transacting ATMs, market acceptance of our student loan processing services, demand for student loans, availability of credit, changes in regulations regarding student loans and financial institutions, and statements of assumption underlying any of the foregoing, as well as other factors set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission and other filings with the SEC.  Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date of this press release.  All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing.  We assume no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations, or otherwise or to reflect events or circumstances after the date hereof.

– FINANCIAL TABLES FOLLOW –

Access to Money, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30, 2010	December 31, 2009

ASSETS
Current assets:
Cash	$5,372	$5,770
Restricted cash	800	800
Accounts receivable, net	2,429	2,494
Leases receivable, net	74	109
Inventories	1,284	767
Prepaid expenses and other	481	289
Deferred financing costs	207	259
Total current assets	10,647	10,488

Property and equipment, net	3,209	3,220
Intangible assets, net	1,695	1,711
Goodwill	10,559	10,559
Deferred financing costs, long term	-	78
Other assets	323	319
Total assets	$26,433	$26,375

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$6,332	$5,639
Accrued expenses	5,967	5,691
Term loans	9,730	1,092
Total current liabilities	22,029	12,422

Long-term liabilities:
Term loans and other debt	9,809	18,406
Warrants	4,405	6,747
Total liabilities	36,243	37,575

Shareholders’ deficit:
Common stock, $0.001 par value -
70,000 shares authorized; 22,310 and 22,086 shares issued as of June 30, 2010 and December 31, 2009, respectively, and 22,279 and 22,073 shares outstanding at June 30, 2010 and December 31, 2009, respectively	135,949	135,891
Preferred stock -
5,000 shares authorized; none issued and outstanding	-	-
Additional paid-in capital	63	63
Accumulated deficit	(145,822)	(147,154)
Total shareholders’ deficit	(9,810)	(11,200)
Total liabilities and shareholders’ deficit	$26,433	$26,375

ACCESS TO MONEY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
Sales	$21,987	$23,130	$44,190	$45,375
Commissions	14,899	15,837	29,471	30,818
Net sales	7,088	7,293	14,719	14,557

Cost of sales	3,395	3,714	7,714	7,321

Gross profit	3,693	3,579	7,005	7,236

Selling, general and administrative	2,816	2,707	5,401	5,517

Operating income	877	872	1,604	1,719

Interest expense	759	735	1,516	1,469
Amortization of debt issuance costs	560	559	1,119	1,114
Other expense (income)	(10)	(86)	(30)	(106)
Loss on asset disposal	2	23	9	64
Change in fair value of warrants (income) expense	(2,482)	2,873	(2,342)	2,995

Net income (loss) before income taxes	2,048	(3,232)	1,332	(3,817)

Provision (benefit) for income taxes	-	-	-	12

Net income (loss)	$2,048	$(3,232)	$1,332	$(3,829)

Net income (loss) per common share - basic	$.09	$(.15)	$.06	$(.18)
Net income (loss) per common share – diluted	$.07	$(.15)	$.05	$(.18)

Weighted average common shares outstanding:
Basic	22,252	21,726	22,163	21,607
Diluted	29,620	21,726	28,706	21,607

Adjusted EBITDA Reconciliation
(Unaudited)
(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009

Net income (loss)	$2,048	$(3,232)	$1,332	$(3,829)
Add:
Interest expense	759	735	1,516	1,469
Amortization of debt issuance costs	560	559	1,119	1,114
Depreciation and amortization	491	410	985	833
Non-cash stock compensation expense	20	38	69	66
Loss on asset disposal	2	23	9	65
Change in warrant value	(2,482)	2,873	(2,343)	2,995
Provision benefit for taxes	-	-	-	12
Adjusted EBITDA	$1,398	$1,406	$2,687	$2,725

Reconciliation of GAAP to Non-GAAP Net Income (Loss) and
Basic & Diluted Income (Loss) Per Share
(Unaudited)
(In thousands, except per share amounts)

Net Income (Loss)
	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009

GAAP net income (loss)	$2,048	$(3,232)	$1,332	$(3,829)
Impact of change in warrant valuation	(2,482)	2,873	(2,342)	2,995
Non-GAAP net loss	$(434)	$(359)	$(1,010)	$(834)

Income (Loss) Per Basic Share
	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009

GAAP income (loss) per basic share	$0.09	$(0.15)	$0.06	$(0.18)
Impact of change in warrant valuation	(0.11)	0.13	(0.11)	0.14
Non-GAAP loss per basic share	$(0.02)	$(0.02)	$(0.05)	$(0.04)

Income (Loss) Per Diluted Share
	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009

GAAP income (loss) per diluted share	$0.07	$(0.15)	$0.04	$(0.18)
Impact of change in warrant valuation	(0.08)	0.13	(0.08)	0.14
Non-GAAP loss per diluted share	$(0.01)	$(0.02)	$(0.04)	$(0.04)

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